UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KMG Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2018

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

Certain Merger-Related Litigation Matters

As described in greater detail in the “Litigation Relating to the Merger” section of the definitive proxy statement/prospectus of KMG Chemicals, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 9, 2018 and first mailed to the Company’s shareholders on or about October 10, 2018 (the “Proxy Statement/Prospectus”), a putative class action lawsuit captioned Richard Walter, individually and on behalf of all others similarly situated, v. KMG Chemicals, Inc., et. al., No. 4:18-cv-00785 is pending in the United States District Court for the Northern District of Texas against the Company and the Board of Directors, and a putative derivative and class action lawsuit captioned Jordan Rosenblatt, individually and on behalf of all others similarly situated, v. Christopher T. Fraser et al., No. 342-303508-18 is pending in the District Court of the State of Texas for Tarrant County against the Board of Directors, Cabot Microelectronics Corporation (“Cabot Microelectronics”), Cobalt Merger Sub Corporation (“Merger Sub”) and the Company as a nominal defendant. In this Current Report on Form 8-K, we refer to these two pending lawsuits, collectively, as the “KMG Merger Litigation”. The KMG Merger Litigation relates to the Agreement and Plan of Merger, dated as of August 14, 2018 (the “Merger Agreement”), by and among Cabot Microelectronics, Merger Sub and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Cabot Microelectronics.

The complaints in the KMG Merger Litigation assert claims for, among other things, breach of fiduciary duty and alleged violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 based on allegations that the Proxy Statement/Prospectus is materially incomplete and misleading. The Company and other defendants believe the claims are without merit and that the disclosures set forth in the Proxy Statement/Prospectus comply fully with applicable state and federal law. While the Company and other defendants believe that no further supplemental disclosure is required, in order to moot plaintiffs’ claims, avoid nuisance, potential expense and delay, and to provide additional information to our shareholders, the Company has determined to voluntarily make certain supplemental disclosures related to the proposed Merger, all of which are set forth below.

Supplement to Proxy Statement/Prospectus

The additional disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Proxy Statement/Prospectus, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement/Prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Proxy Statement/Prospectus. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. To the contrary, the Company and other defendants deny all allegations in the KMG Merger Litigation, including that any additional disclosures were or are required. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

The disclosure under the heading “THE MERGER—Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the following after the last sentence of footnote 1 in the section titled “Prospective Financial Information Related to KMG” on page 56 of the Proxy Statement/Prospectus:

“The following table reflects how Adjusted EBITDA was calculated for purposes of the KMG prospective financial information. Line items are rounded to the nearest million dollars and for 2018 the calculation is shown for actual Adjusted EBITDA as reported on October 1, 2018.

(dollars in millions)
	FY18A	FY19P	FY20P	FY21P	FY22P	FY23P
Net Income	$65	$64	$75	$88	$104	$117
Interest expense	22	17	15	10	5	1
Income taxes	(0)	20	24	28	33	37
Depreciation and amortization	30	31	32	32	33	33

EBITDA	$116	$131	$144	$158	$175	$187
Loss on the extinguishment of debt	7	—	—	—	—	—
Derivative fair value gain	(6)	—	—	—	—	—
Debt repricing transaction costs	1	—	—	—	—	—
Acquisition and Integration expenses	2	—	—	—	—	—
Restructuring and realignment charges, excluding accelerated depreciation	0	—	—	—	—	—

Adjusted EBITDA	$120	$131	$144	$158	$175	$187

”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)” is hereby amended and supplemented by replacing “For purposes of its analysis” in the last sentence of the second to last paragraph on page 60 of the Proxy Statement/Prospectus with “For purposes of its Comparable Public Company Analyses.”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)” is hereby amended and supplemented by replacing “Target (Cabot Microelectronics)” in the table following the second sentence of the paragraph titled “Selected Precedent Transactions Analysis” on page 63 of the Proxy Statement/Prospectus with “Target (Parent).”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of KMG” is hereby amended and supplemented by adding the following after the first sentence of the paragraph titled “Premia Paid Analysis” on page 64 of the Proxy Statement/Prospectus:

“For purposes of KBCM’s premia paid analysis, KBCM reviewed the publicly available data for transactions involving the following targets and buyers:

Close Date	Target	Buyer
October 2018	Frutarom Industries Ltd.	International Flavors & Fragrances Inc.
August 2018	A. Schulman, Inc.	LyondellBasell Industries N.V.
March 2018	Calgon Carbon Corporation	Kuraray Co., Ltd.
November 2017	VWR Corporation	Avantor Inc.
August 2017	Albany Molecular Research, Inc.	The Carlyle Group LP, GTCR LLC
August 2017	Patheon N.V.	Thermo Fischer Scientific Inc.
June 2017	The Valspar Corporation	The Sherwin-Williams Company
April 2017	Chemtura Corporation	Lanxess A.G.
September 2016	Nuplex Industries Limited	Allnex Belgium SA/NV
August 2016	Axiall Corporation	Westlake Chemical Corporation
May 2016	Airgas, Inc.	Air Liquide SA

”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of KMG” is hereby amended and supplemented by replacing the third sentence of the paragraph titled “Premia Paid Analysis” on page 64 of the Proxy Statement/Prospectus with the following:

“Based on its professional judgment and experience, KBCM applied (1) the 25th percentile and 75th percentile of the 52-week high premia of the completed transactions to the 52-week high price of KMG common stock and (2) the 25th percentile and 75th percentile of the 1-day prior premia of the completed transactions to the closing price of KMG common stock on August 13, 2018, the last trading day prior to KBCM’s delivery of its opinion to the KMG board of directors.”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of KMG” is hereby amended and supplemented by replacing the paragraph titled “Discounted Cash Flow Analysis” on pages 64-65 of the Proxy Statement/Prospectus with the following:

“KBCM performed a discounted cash flow analysis on KMG to calculate the estimated present value of the standalone, unlevered, after-tax free cash flow that KMG could generate during KMG’s fiscal years 2019 through 2023 based on the KMG prospective financial information. KBCM calculated unlevered, after-tax free cash flows as adjusted EBITDA, less unlevered taxes, plus share-based compensation, less CapEx and less increases in working capital as provided by management. KBCM calculated terminal values for KMG by applying terminal multiples of 9.6x to 10.6x (midpoint based on KMG’s 3-year average quarterly EV/ LTM Adjusted EBITDA valuation) to KMG’s fiscal year 2023 projected Adjusted EBITDA as reflected in the KMG prospective financial information. The unlevered, after-tax free cash flows (listed in the chart below) and terminal values were then discounted to present value as of July 31, 2018 using discount rates ranging from 9.5% to 11.5%. KBCM made its discount rate assumptions based on weighted average cost of capital (commonly referred to as “WACC”) analysis utilizing metrics derived from the Electronic Chemical Companies and the Performance Chemical Companies, including the median unlevered beta and debt to equity ratio. This analysis indicated an implied price per share reference range for KMG common stock of $69.00 per share to $84.00 per share, as compared to the implied value of the merger consideration of $79.86 per share (valuing the stock portion of the merger consideration based on the exchange ratio of 0.2000 and the closing price per share of Cabot Microelectronics common stock of $121.09 on August 13, 2018).

(dollars in millions)	2019P	2020P	2021P	2022P	2023P
Unlevered, After-Tax Free Cash Flows	$74	$84	$94	$116	$127

”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of Cabot Microelectronics” is hereby amended and supplemented by replacing “Target (Cabot Microelectronics)” in the table following the second sentence of the paragraph titled “Selected Precedent Transactions Analysis” on page 66 of the Proxy Statement/Prospectus with “Target (Parent).”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of Cabot Microelectronics” is hereby amended and supplemented by replacing “FCF” in the first sentence of the paragraph titled “Discounted Cash Flow Analysis” on page 67 of the Proxy Statement/Prospectus with “free cash flow” and adding after the first sentence the following:

“KBCM calculated unlevered, after-tax free cash flow as EBITDA, less unlevered taxes, plus share-based compensation, less CapEx and less increases in working capital.”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of Cabot Microelectronics” is hereby amended and supplemented by replacing “cash flows” in the original third sentence of the paragraph titled “Discounted Cash Flow Analysis” on page 67 of the Proxy Statement/Prospectus with “unlevered, after tax free cash flows.”

The disclosure under the heading “THE MERGER—Opinion of KeyBanc Capital Markets Inc. (KBCM)—Analysis of Cabot Microelectronics” is hereby amended and supplemented by replacing the fourth sentence of the paragraph titled “Discounted Cash Flow Analysis” on page 67 of the Proxy Statement/Prospectus with the following:

“KBCM made its discount rate assumptions based on WACC analysis utilizing metrics derived from the Cabot Microelectronics Comparable Companies, including the median unlevered beta and debt to equity ratio.”

Additional Information and Where to Find It

This report is being made in respect of the proposed Merger between the Company and Cabot Microelectronics. In connection with the proposed Merger, Cabot Microelectronics has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), with respect to the registration of the shares of common stock of Cabot Microelectronics to be issued in the proposed Merger, which includes the prospectus of Cabot Microelectronics and the proxy statement of the Company related to the Company’s special meeting of the Company’s shareholders to consider the proposal to adopt the Merger Agreement in connection with Merger. The Registration Statement was declared effective by the SEC on October 9, 2018, and the Company filed the definitive Proxy Statement/Prospectus with the SEC on October 9, 2018. The Company commenced the mailing of the definitive Proxy Statement/Prospectus to its shareholders on or about October 10, 2018.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Cabot Microelectronics, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to KMG Chemicals, Inc. Investor Relations at 300 Throckmorton Street, Fort Worth, Texas 76102 or by calling (817) 761-6006, or to Cabot Microelectronics Corporation Investor Relations at 870 North Commons Drive, Aurora, Illinois 60504 or by calling (630) 499-2600.

Participants in the Solicitation

The Company, Cabot Microelectronics, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 3, 2017. Information about the directors and executive officers of Cabot Microelectronics is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on January 23, 2018. Additional information regarding the participants and other persons who may be deemed participants in the proxy solicitation in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC on October 9, 2018.

Forward-Looking Statements

This report may contain certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company, its expectations relating to the proposed transaction with Cabot Microelectronics and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about the Company’s management’s beliefs and expectations, are forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business and risks associated with the successful execution and integration of the proposed transaction with Cabot Microelectronics and the performance of Cabot Microelectronics’ businesses following such transaction. These factors include, among others, the successful completion of the proposed transaction with Cabot Microelectronics;

the receipt and timing of required shareholder and regulatory approvals for the proposed transaction; the ability to finance the proposed transaction; the inherent uncertainty associated with financial projections; changes in economic and business conditions; the ability to successfully implement plans and other key strategies for the integration of the proposed transaction and the ability to recognize the anticipated synergies and benefits of the proposed transaction; the risk that the Company and Cabot Microelectronics will be unable to retain and hire key personnel; changes in financial and operating performance of major customers and industries and markets served by the Company or Cabot Microelectronics; the timing of orders received from customers of the Company or Cabot Microelectronics; the gain or loss of significant customers of the Company or Cabot Microelectronics; competitive pressures in all markets in which the Company and Cabot Microelectronics operate; changes in the demand for products; limitations or prohibitions on the manufacture and sale of products; availability of raw materials; changes in the cost of raw materials and energy; changes in markets in general; changes in laws and government regulation impacting operations or products; the occurrence of claims or litigation; the occurrence of natural disasters; political unrest affecting the global economy; political instability affecting manufacturing operations; changes in accounting standards; changes in the jurisdictional mix of the earnings of the Company or Cabot Microelectronics and changes in tax laws and rates; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement; decisions that the Company or Cabot Microelectronics may make in the future; and such other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including, but not limited, to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended July 31, 2018, in the Company’s subsequent filings with the SEC and in other investor communications of the Company from time to time. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: November 1, 2018
Roger C. Jackson
Vice President, General Counsel and Secretary